Exhibit 10.1

EXECUTION VERSION

Voting Agreement

This Voting Agreement (this “Agreement”), dated as of June 15, 2015 among the undersigned stockholder (“Stockholder”) of Metalico, Inc., a Delaware corporation (the “Company”), the Company and Total Merchant Limited, a Samoan Limited Company (“Parent”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and TM Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company with the Company surviving pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $.001 per share, of the Company (“Company Common Stock”) beneficially owned and owned of record by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.	Representations of Stockholder.

Stockholder represents and warrants to Parent that:

(a) (i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) and of record all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire or receive any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c) Stockholder has full legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(a) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d) None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.

(e) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.	Agreement to Vote Shares; Irrevocable Proxy.

(a) Stockholder agrees during the term of this Agreement to vote the Shares, to execute a written consent or consents if stockholders of the Company are requested to act by written or electronic consent in lieu of acting at a meeting and to otherwise cause such Stockholder’s Shares to be voted in the following manner: (i) in favor of the adoption of the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (1) any Takeover Proposal, (2) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Charter or Company By-laws). Stockholder also agrees to cause his Shares to be present for quorum purposes at any meeting of stockholders of the Company at which any matter described in Section 3(a)(i-ii) above will be acted on by the Company’s stockholders.

(b) Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a) solely in the event Stockholder fails to vote in the manner required by Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares (except as provided herein) or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

5.	Transfer and Encumbrance.

Stockholder agrees that, during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber, whether by merger, operation of law or otherwise (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or interest therein with respect to any matter addressed by this Agreement. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. All Shares shall bear a conspicuous legend providing that they are subject to the restrictions on Transfer set forth in this Agreement. The Company agrees to cause new certificates to be issued with respect to the Shares bearing such legend and immediately issue a stop transfer order with respect to such Shares for the duration of this Agreement.

6.	Additional Shares.

Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 under the Exchange Act) or record ownership of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.	Waiver of Appraisal and Dissenters’ Rights.

Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.

8.	Termination.

This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) the date on which a Company Adverse Recommendation Change has been effected.

9.	No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

10.	Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chancery Court of the State of Delaware (or, if and only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Each of the parties hereby irrevocably waives, and agrees not to attempt to assert or assert, by way of motion or other request for leave from the Chancery Court of the State of Delaware or any other Delaware court, as a defense, counterclaim or otherwise, that there is an adequate remedy at law or that an award of specific performance is not otherwise an available or appropriate remedy. Any requirements for the securing or posting of any bond with such remedy are waived.

11.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to Parent:

Total Merchant Limited

No 88. Hufuhuang Road, Fuqiao Town

Taicang City, Jiangsu, China

Attention: Huang Chung Sheng

Phone:+86 512 53703988

Email: ahsheng01@gmail.com

Copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 536-3901

Attention: Robert S. Matlin, Esq.

Phone: (212) 536-4066

Email: robert.matlin@klgates.com

If to the Company:

Metalico, Inc.

186 North Avenue East

Cranford, NJ 07016

Facsimile: 908-497-1097

Attention: Carlos E. Agüero, Chairman, President & CEO

Phone: 908-497-9610

Email: ceaguero@metalico.com

Copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Facsimile: (973) 597-2477

Attention: Steven M. Skolnick, Esq.

Phone: (973) 597-2476

Email: sskolnick@lowenstein.com

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

13.	Miscellaneous.

(a) This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, and the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the purpose of any action or proceeding arising out of or relating to this Agreement. Each of the parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event of a lawsuit or other legal proceeding arising out of or related to this Agreement, the non-prevailing party shall reimburse the prevailing party, on demand, for its reasonable attorneys’ fees and costs, including those incurred in litigating entitlement to attorneys’ fees and costs, and those incurred in determining or quantifying the amount of recoverable attorneys’ fees and costs.

(c) Each of the parties irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party at such parties’ address provided in Section 12. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(d) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(i) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(j) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 13(j) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TOTAL MERCHANT LIMITED

By	/s/ Huang Chung Sheng
Name: Huang Chung Sheng
Title: Director

METALICO, INC.

By	/s/ Carlos E. Agüero
Name: Carlos E. Agüero
Title: Chairman, President and Chief Executive Officer

CARLOS E. AGÜERO

By	/s/ Carlos E. Agüero

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:

5,240,957

Number of Options Beneficially Owned as of the Date of this Agreement:

50,000

Number of Shares of Unvested Deferred Stock to Which Entitled as of the Date of this Agreement: 5,000

Street Address: 910 Bailey Court Westfield, NJ 07090

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